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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.   20549

                                 -------------

                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)      February 2, 1999
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                        TIS MORTGAGE INVESTMENT COMPANY
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            (Exact name of registrant as specified in its charter)



     Maryland                               1-10004              94-3067889
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(State or Other Jurisdiction          (Commission File         (IRS Employer
  of Incorporation)                        Number)           Identification No.)




655 Montgomery Street, Suite 800, San Francisco, California           94111
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         (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code:    (415) 393-8000
                                                   -----------------------------

                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets.

     On February 2, 1999, TIS Mortgage Investment Company (the "Company") acquired all the shares of Novato Markets, Inc. ("Novato") from Pacific Securitization, Inc. ("Pacific"), in exchange for 1,613,070 shares (the "Shares") of Common Stock of the Company (or approximately 18.1% of its outstanding shares after giving effect to the transaction discussed in Item 5 of this Report), pursuant to an Agreement and Plan of Reorganization dated as of February 1, 1999, between the Company and Pacific (the "Exchange Agreement"). Pacific is indirectly principally owned by Lorraine O. Legg, the President and Chief Executive Officer and a director of the Company, and Patricia M. Howe, a director of the Company. The Company's acquisition of Novato and the transaction discussed in Item 5 of this Report were approved by the Company's Board of Directors and, specifically, by directors with no financial interest in or other relationship to Pacific or its owners.

     Through a wholly-owned subsidiary, Novato owns a shopping center located in Rohnert Park, California, named Mountain Shadows Plaza, and owns a shopping center subject to a ground lease in Petaluma, California, named Midtown Center. The shopping centers have a combined commercial and retail space totaling approximately 80,000 square feet. Mountain Shadows Plaza consists of three buildings and is anchored by a large grocery store. Midtown Center consists of a single building. Currently, the shopping centers have only one vacancy (consisting of approximately 1,500 square feet), out of a total of 28 tenant spaces. The Company intends to continue operating the shopping centers.

     The Shares were issued to Pacific under an exemption to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Accordingly, the Shares are "restricted securities," as defined in Rule 144 of the Securities Act, and are not freely transferable. The Company granted Pacific one-time demand registration rights with respect to the Shares for the period beginning June 30, 1999 and ending February 2, 2001. It also granted Pacific piggy-back registration rights in the event that the Company files a registration statement under the Securities Act in connection with the proposed offer and sale for cash of shares of Common Stock by it or by any of its shareholders.

     The share exchange is intended to be a tax free reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended.

     Prior to the closing of the share exchange, Novato caused its wholly-owned subsidiary to transfer to Pacific all its rights under a lease, with option to purchase, with Ignacio Properties, LLC, relating to the Ignacio Center in Novato, California (the "Ignacio Property"), and Pacific agreed to assume all the obligations of the subsidiary under the lease and option. The Company, Novato, Novato's wholly-owned subsidiary and Pacific then entered into an Agreement dated as of February 1, 1999, whereby the parties clarified their respective rights and obligations relating to the Ignacio Property and the Company's rights to an escrow established when Pacific originally acquired Novato.

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     See Item 5 of this Report for additional information regarding values related to this transaction. Copies of the Exchange Agreement and the related Agreement are attached to this Report as Exhibits 2.1 and 2.2. The foregoing descriptions of the Exchange Agreement and the related Agreement are qualified in their entirety by reference to the full text of those agreements.


Item 5.  Other Events.

     Share Purchase.

     On February 2, 1999, the Company acquired 793,700 shares of its Common Stock from Turkey Vulture Fund XIII, Ltd. ("TVF") for $1,984,250, 20,000 shares of its Common Stock from Christopher L. Jarratt for $40,000 and 12,000 shares of its Common Stock from James G. Lewis for $24,000, pursuant to an Agreement dated as of February 1, 1999, among the Company, TVF, Richard M. Osborne, Third Capital, LLC ("Third Capital"), Mr. Jarratt and Mr. Lewis (the "Purchase Agreement").

     TVF, Third Capital and Messrs. Osborne, Jarratt and Lewis agreed that, for a period of seven years, they will not directly or indirectly, among other things, (i) effect or participate in or in any way assist any other person in effecting or participating in (a) any acquisition of securities or rights to acquire securities or assets of the Company or its subsidiaries, (b) any tender or exchange offer, merger or other business combination involving the Company or its subsidiaries, (c) any liquidation or other extraordinary transaction with respect to the Company or its subsidiaries, or (d) any solicitation of proxies or consents to vote any voting securities of the Company; (ii) form or in any way participate in a "group" with respect to the Company; (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or its subsidiaries; (iv) take any action to compel the holding of an annual or special meeting of stockholders; or
(v) enter into any discussions or arrangements with any person relating to the foregoing.

     The parties also agreed to a mutual general release of all claims arising out of or relating to the business or affairs of the Company or the ownership of its stock. Messrs. Osborne, Jarratt and Lewis resigned from the Company's Board of Directors, effective February 2, 1999.

     This share purchase and the acquisition of Novato (described in Item 2 of this Report) were approved by the Company's Board of Directors and, specifically, by directors with no financial interest in either transaction.

     A copy of the Purchase Agreement is attached to this Report as Exhibit
10.1. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of that agreement.

     In considering and approving the share exchange transaction (discussed in Item 2 of this Report) and the share purchase transaction (described in this
Item 5), the disinterested members of the Company's Board of Directors considered numerous factors. For example, in connection with

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the share exchange, they reviewed 1997 appraisals of Mountain Shadows Plaza and
Midtown Center, information concerning developments subsequent to those appraisals, the quality and condition of the centers, local capitalization rates, due diligence issues, prospects for expansion of the centers, the impact on book value and the Company's overall business objectives. The disinterested directors concluded that the value of the centers and the Novato shares very substantially exceeded the recent market prices of the shares of the Company's Common Stock and also took into account that the shares issued to Pacific were privately placed and thus not freely transferable. They also concluded that such excess exceeded the amount by which the price the Company paid under the Purchase Agreement exceeded recent market prices of the Company's Common Stock. The disinterested directors required that the share exchange transaction be closed as a condition to closing the share purchase transaction.

     Appointment of New Directors.

     On February 5, 1999, the Company's Board of Directors appointed Anthony H. Barash and J. David Schemel to fill two vacancies on the Board. Mr. Barash is the Senior Vice President, Corporate Affairs, and General Counsel of Bowater Incorporated ("Bowater"), a paper and forest products company. He is responsible for Bowater's legal matters, corporate communications and governmental affairs. Prior to joining Bowater in April 1996, Mr. Barash was a partner in the Los Angeles office of Seyfarth, Shaw, Fairweather & Geraldson, a national law firm, where he was a member of the firm's Business Law and Real Estate Group. Mr. Schemel has been the Managing Member of Vista Marin, LLC, the owner and manager of an office building in Redwood City, California since 1998, the Managing Member of David Schemel Development and Investments, LLC, an owner of apartment buildings in San Francisco and on the San Francisco Peninsula since 1988, and a Managing Member of Oxford Associates, LLC, a residential home developer, since 1996. From 1988 to 1994, Mr. Schemel was also a Vice President of TRI Commercial Real Estate, for which he managed various workout transactions.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired.

     The Company believes it to be impractical to provide the financial statements for Novato required by Item 7(a) of Form 8-K at this time. The Company intends to file the required financial statements as soon as practicable, but in any event no later than April 5, 1999.

     (b) Pro Forma Financial Information.

     The Company believes it to be impractical to provide the pro forma financial information required by Item 7(b) of Form 8-K at this time. The Company intends to file the required pro forma financial information as soon as practicable, but in any event no later than April 5, 1999.

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     (c)  Exhibits.


                        Exhibit No.             Description

                         2.1 Agreement and Plan of Reorganization dated as of February 1, 1999, between TIS Mortgage Investment Company and Pacific Securitization, Inc.

                         2.2 Agreement dated February 1, 1999, among TIS Mortgage Investment Company, Novato Markets, Inc., P-SUB I, Inc. and Pacific Securitization, Inc.

                        10.1 Agreement dated as of February 1, 1999, among TIS Mortgage Investment Company, Turkey Vulture Fund XIII, Ltd., Richard M. Osborne, Third Capital, LLC, Christopher L. Jarratt and James G. Lewis.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 1999


                                  TIS Mortgage Investment Company


                                  By  /s/ LORRAINE O. LEGG
                                    ------------------------------
                                    Lorraine O. Legg
                                    President and Chief Executive Officer

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                                 EXHIBIT INDEX



            Exhibit No.                  Description

             2.1 Agreement and Plan of Reorganization dated as of February 1, 1999, between TIS Mortgage Investment Company and Pacific Securitization, Inc.

             2.2 Agreement dated February 1, 1999, among TIS Mortgage Investment Company, Novato Markets, Inc., P-SUB I, Inc. and Pacific Securitization, Inc.

            10.1 Agreement dated as of February 1, 1999, among TIS Mortgage Investment Company, Turkey Vulture Fund XIII, Ltd., Richard
                   M. Osborne, Third Capital, LLC, Christopher L. Jarratt and James G. Lewis.

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